news release

GODADDY REPORTS FIRST QUARTER 2019 EARNINGS RESULTS
Q1 Revenue up 12% on Growing Customers and ARPU;
Operating Cash Flow up 35% and uFCF up 22%

SCOTTSDALE, Ariz., May 2, 2019 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the company that empowers everyday entrepreneurs, today reported financial results for the first quarter ended March 31, 2019.
“We continue to deliver an expanding set of resources to help entrepreneurs around the world look good, be everywhere, and engage with their audience,” said GoDaddy CEO Scott Wagner. "This has supported not only our consistent execution, but also our vision as we continually evolve with our customers' expanding needs."

Consolidated First Quarter Financial Highlights(1)

	Three Months Ended March 31,
	2019	2018	Change

	(in millions, except customers in thousands and ARPU)
GAAP Results
Revenue	$710.0	$633.2	12.1%
Net cash provided by operating activities	$199.7	$148.4	34.6%
Non-GAAP Results
Unlevered free cash flow	$198.8	$162.4	22.4%
Operating Metrics
Total bookings	$870.5	$783.1	11.2%
Total customers at period end	18,841	17,705	6.4%
ARPU(2)	$150	$138	8.5%

(1)	See reconciliation tables for acquisition costs included in our condensed consolidated statements of operations.

(2)
The calculation of ARPU for the period ended March 31, 2018 includes approximately 1.6 million customers added with the April 3, 2017 acquisition of Host Europe Holdings Limited (HEG), as if the acquisition had been completed as of March 31, 2017, to better align with the revenue included in the calculation. Year-over-year growth is impacted by purchase price adjustments from the acquisition of HEG and the impact of nine months of Main Street Hub revenue in this annual measure.

•	Total revenue of $710.0 million, up 12.1% year over year, or approximately 13.6% on a constant currency basis.

•	Total bookings of $870.5 million, up 11.2% year over year, or approximately 13.5% on a constant currency basis.

•	Net cash provided by operating activities of $199.7 million, up 34.6% year over year.

•	Unlevered free cash flow of $198.8 million, up 22.4% year over year.

•	Customers of 18.8 million, up 6.4% year over year.

•	Average revenue per user (ARPU) of $150, up 8.5% year over year.

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•	Domains revenue of $319.6 million, up 9.6% year over year.

•	Hosting and Presence revenue of $268.9 million, up 12.1% year over year.

•	Business Applications revenue of $121.5 million, up 19.5% year over year.

•	International revenue of $245.1 million, up 8.2% year over year, or approximately 12.2% on a constant currency basis.

Operating Highlights

•	GoCentral, GoDaddy's website builder, and Managed WordPress continue to see robust subscription growth, driven by feature expansion and improvements in awareness.

•	GoDaddy acquired Sellbrite, a world-class multi-channel eCommerce suite, to broaden its tools in eCommerce channel syndication, advanced inventory management and fulfillment.

•	GoDaddy launched support for digital downloads, enabling customers to sell music, e-books, videos, art and other content in online stores.

•	After strong reception in Brazil and Mexico, GoDaddy launched its Open-Xchange powered business email offering for customers in India.

•	GoDaddy launched "Connections," a customer management tool that helps entrepreneurs organize and engage with their audience.

•	In February, GoDaddy surpassed four million customers in its EMEA region.

•	GoDaddy acquired CoBlocks and ThemeBeans, continuing its investment in the WordPress ecosystem.

•
GoDaddy completed a secondary offering of 8.5 million shares of its Class A common stock sold by certain of its stockholders at $75.40 per share in February 2019, increasing the publicly available float.

•	In March, GoDaddy's credit rating was upgraded by Moody's to Ba2, reducing the margin on its debt to 200 basis points from 225 basis points.

Balance Sheet
At March 31, 2019, total cash, cash equivalents and short-term investments were $1,109.0 million, total debt was $2,451.1 million and net debt was $1,342.1 million.
Business Outlook
For the full year 2019, GoDaddy expects revenue in the range of $2.97 billion to $3.00 billion, representing full-year growth of 12% to 13%. For the second quarter ending June 30, 2019, GoDaddy expects revenue of $730 million to $740 million.
For the full year 2019, GoDaddy expects unlevered free cash of approximately $730 million to $745 million, representing full-year growth of 18% to 20% versus 2018. GoDaddy expects full-year cash interest payments of approximately $80 million to $85 million.
Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). We do not provide reconciliations from non-GAAP guidance to GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and release of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

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Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss first quarter 2019 results at 5:00 p.m. Eastern Time on May 2, 2019. To hear the call, dial (833) 286-5800 in the United States or (647) 689-4445 from international locations, with passcode 5078531. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: launches of new or expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations, including international expansion plans and marketing strategy; any statements regarding the integration of recent or planned acquisitions; any statements regarding our future financial results; statements concerning our acquisitions of Main Street Hub, and the projected impact of the acquisitions on our business and results of operations; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; developments in the economy, financial markets and credit markets; and execution of share repurchases.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the GoDaddy's Annual Report on Form 10-K for the year ended December 31, 2018, which is available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes

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with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our results determined in accordance with GAAP, this release includes certain non-GAAP financial measures and other operating metrics. We believe that these non-GAAP financial measures and other operating metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
ARPU. We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and purchases of property and equipment, such as data center and infrastructure investments, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net Debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discount and unamortized debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
About GoDaddy
GoDaddy is empowering everyday entrepreneurs around the world by providing all of the help and tools to succeed online. With nearly 19 million customers worldwide, GoDaddy is the place people come to name their idea, build a professional website, attract customers and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company visit www.GoDaddy.com.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except share amounts in thousands and per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenue:
Domains	$319.6	$291.7
Hosting and presence	268.9	239.8
Business applications	121.5	101.7
Total revenue	710.0	633.2
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	236.4	215.3
Technology and development	124.0	102.0
Marketing and advertising	90.3	74.5
Customer care	90.3	80.4
General and administrative	93.0	76.4
Depreciation and amortization	57.2	57.8
Total costs and operating expenses	691.2	606.4
Operating income(2)	18.8	26.8
Interest expense	(24.4)	(23.8)
Tax receivable agreements liability adjustment	8.7	(0.1)
Other income (expense), net	6.2	1.0
Income before income taxes	9.3	3.9
Benefit for income taxes	3.9	0.3
Net income	13.2	4.2
Less: net income attributable to non-controlling interests	0.3	0.9
Net income attributable to GoDaddy Inc.	$12.9	$3.3
Net income attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$0.08	$0.02
Diluted	$0.07	$0.02
Weighted-average shares of Class A common stock outstanding:
Basic	171,001	137,841
Diluted	183,148	178,787
___________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Technology and development	$20.0	$13.7
Marketing and advertising	4.3	2.9
Customer care	2.6	1.2
General and administrative	20.0	13.7
Total equity-based compensation expense	46.9	31.5

(2)	See reconciliation tables for acquisition costs included in our condensed consolidated statements of operations.

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GoDaddy Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$1,090.3	$932.4
Short-term investments	18.7	18.9
Accounts and other receivables	35.4	26.4
Registry deposits	27.9	28.3
Prepaid domain name registry fees	378.0	363.2
Prepaid expenses and other current assets	61.5	58.1
Total current assets	1,611.8	1,427.3
Property and equipment, net	270.0	299.0
Operating lease assets	136.8	—
Prepaid domain name registry fees, net of current portion	188.5	183.6
Goodwill	2,948.3	2,948.0
Intangible assets, net	1,179.9	1,211.5
Other assets	15.3	14.0
Total assets	$6,350.6	$6,083.4
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$99.5	$61.6
Accrued expenses and other current liabilities	379.9	414.3
Deferred revenue	1,474.6	1,393.7
Long-term debt	16.5	16.6
Total current liabilities	1,970.5	1,886.2
Deferred revenue, net of current portion	648.1	623.8
Long-term debt, net of current portion	2,390.0	2,394.2
Operating lease liabilities, net of current portion	118.9	—
Payable to related parties pursuant to tax receivable agreements	175.3	174.3
Other long-term liabilities	11.3	63.2
Deferred tax liabilities	113.1	117.2
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.2	0.2
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	815.5	699.8
Retained earnings	181.0	164.8
Accumulated other comprehensive loss	(86.3)	(72.1)
Total stockholders' equity attributable to GoDaddy Inc.	910.4	792.7
Non-controlling interests	13.0	31.8
Total stockholders' equity	923.4	824.5
Total liabilities and stockholders' equity	$6,350.6	$6,083.4

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GoDaddy Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Three Months Ended March 31,
	2019	2018
Operating activities
Net income	$13.2	$4.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57.2	57.8
Equity-based compensation	46.9	31.5
Tax receivable agreements liability adjustment	(8.7)	0.1
Other	4.2	1.8
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	0.4	(6.4)
Prepaid domain name registry fees	(20.2)	(17.4)
Deferred revenue	105.2	103.1
Other operating assets and liabilities	1.5	(26.3)
Net cash provided by operating activities	199.7	148.4
Investing activities
Purchases of short-term investments	(17.9)	(6.9)
Maturities of short-term investments	18.3	0.4
Business acquisitions, net of cash acquired	—	(6.6)
Purchases of property and equipment	(29.4)	(16.1)
Other investing activities	—	(4.3)
Net cash used in investing activities	(29.0)	(33.5)
Financing activities
Proceeds received from:
Stock option exercises	17.6	20.7
Payments made for:
Repayment of term loans	(6.2)	(6.2)
Contingent consideration for business acquisitions	(22.2)	—
Leases and other financing obligations	(1.1)	(2.6)
Net cash provided by (used in) financing activities	(11.9)	11.9
Effect of exchange rate changes on cash and cash equivalents	(0.9)	1.2
Net increase in cash and cash equivalents	157.9	128.0
Cash and cash equivalents, beginning of period	932.4	582.7
Cash and cash equivalents, end of period	$1,090.3	$710.7

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Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile each non-GAAP financial measure and other operating metric to its most directly comparable GAAP financial measure:

	Three Months Ended March 31,
	2019	2018

	(in millions)
Total Bookings:
Total revenue	$710.0	$633.2
Change in deferred revenue	105.3	102.3
Net refunds	55.2	49.9
Other	—	(2.3)
Total bookings	$870.5	$783.1

	Three Months Ended March 31,
	2019	2018

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$199.7	$148.4
Cash paid for interest on long-term debt	21.4	20.5
Cash paid for acquisition-related costs	7.1	9.6
Capital expenditures	(29.4)	(16.1)
Unlevered free cash flow	$198.8	$162.4

The following table details acquisition costs included in our condensed consolidated statements of operations:

	Three Months Ended March 31,
	2019	2018

	(in millions)
Operating income includes the following:
Acquisition-related expenses recorded in general and administrative expenses	2.6	6.3

The following table provides a reconciliation of net debt:

March 31, 2019

(in millions)
Net Debt:
Current portion of long-term debt	$16.5
Long-term debt	2,390.0
Unamortized original issue discount on long-term debt	26.9
Unamortized debt issuance costs	17.7
Total debt	2,451.1
Less: Cash and cash equivalents	(1,090.3)
Less: Short-term investments	(18.7)
Net debt	$1,342.1

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Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	March 31,
	2019	2018

	(in thousands)
Shares Outstanding:
Class A common stock	175,115	148,359
Class B common stock	1,653	22,081
Total common stock outstanding	176,768	170,440
Effect of dilutive securities	7,482	9,671
	184,250	180,111
CONTACTS:
Investors

Sam Kemp
602.817.7253
investors@godaddy.com

Media

Karen Tillman
480.366.3183
pr@godaddy.com

© 2019 GoDaddy Inc. All Rights Reserved.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net